SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

WILSON BANK HOLDING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[Wilson Bank Holding Company Letterhead]

March 14, 2003

Dear Shareholder:

     In connection with the Annual Meeting of Shareholders of Wilson Bank Holding Company to be held April 8, 2003, we enclose a Notice of Annual Meeting of Shareholders, a proxy statement, and a form of proxy.

     You are being asked (1) to elect the members of the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders in 2004 or until their successors are duly elected and qualified and (2) to ratify the appointment of Maggart & Associates, P.C. as Wilson Bank Holding Company’s independent auditors for 2003. Information about these matters is contained in the attached proxy statement.

     You are invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed proxy card so that your shares can be voted in the event that you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your proxy may be revoked and you may vote in person. We urge you to return your proxy card in the enclosed, postage paid envelope as soon as possible.

Sincerely,

/s/ J. Randall Clemons

President and Chief Executive Officer Wilson Bank Holding Company

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
STOCK OWNERSHIP
ITEM 1 — ELECTION OF DIRECTORS
ITEM 2 — RATIFICATION OF INDEPENDENT AUDITORS
ITEM 3 —OTHER MATTERS
EXECUTIVE COMPENSATION
DIRECTORS’ COMPENSATION
PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT FOR 2002
SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Wilson Bank Holding Company:

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Wilson Bank Holding Company (the “Company”) will be held on Tuesday, April 8, 2003 at 7:00 p.m., (CDT), at the main office of the Company, located at 623 West Main Street, Lebanon, Tennessee 37087, for the following purposes:

     (1)  To elect thirteen (13) directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

     (2)  To ratify the appointment of Maggart & Associates, P.C. as the Company’s independent auditors for 2003; and

     (3)  To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on March 1, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

By Order of the Board of Directors,

/s/ Jerry L. Franklin

Jerry L. Franklin, Secretary

March 14, 2003

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wilson Bank Holding Company (the “Company”) of proxies for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 8, 2003, at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087, at 7:00 p.m. (CDT). This proxy material was first mailed to shareholders on or about March 14, 2003.

     All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     Only holders of record of the Company’s common stock, par value $2.00 per share (the “Common Stock”), at the close of business on March 1, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 2,133,305 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The ratification of the appointment of the Company’s independent auditors, as well as any other matters submitted to the shareholders but not proposed in this Proxy Statement, shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors of the Company does not know of any other matters which will be presented for action at the Annual Meeting other than those proposed in this Proxy Statement, but the persons named in the proxy (who are directors of the Company) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment. Abstentions and “non-votes” are accounted as “present” in determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. A “non vote” will have no effect on the approval of the nominees to the Company’s board of directors or the ratification of the appointment of the Company’s independent auditors. Abstentions will have the same effect as a vote against this proposal.

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company’s regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

     Wilson Bank and Trust (the “Bank”) is located in Lebanon, Tennessee and is a wholly-owned subsidiary of the Company. The Company owns 50% of DeKalb Community Bank (“DCB”), located in Smithville, Tennessee and 50% of Community Bank of Smith County (“CBSC”), located in Carthage, Tennessee. Except as otherwise stated, or as the context otherwise requires, the information contained herein relates to the Company and the Bank.

STOCK OWNERSHIP

     There are no persons who are the beneficial owners of more than 5% of the Company’s Common Stock, its only class of voting securities.

     The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2003 (unless otherwise noted), for:

•	each of our directors and nominees;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

     The percentages of shares outstanding provided in the table are based on 2,133,305 voting shares outstanding as of March 1, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within sixty days of March 1, 2003 are considered outstanding for the purpose of calculating the percentage of outstanding shares of Company Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

	Amount and Nature
Name and Address of	of Beneficial
Beneficial Owner (1)	Owner (2)		Percent of Class (%)

Directors
Charles Bell	44,879		2.10
Jack W. Bell	28,059	(3)	1.32
Mackey Bentley	19,204		.90
J. Randall Clemons (4)	32,469	(5)	1.52
James F. Comer	12,897	(6)	.60
Jerry L. Franklin	30,188	(7)	1.42
John B. Freeman	19,981		.94
Marshall Griffith	11,949		.56
Harold R. Patton	20,869	(8)	.98
James Anthony Patton	16,442		.77
H. Elmer Richerson (4)	9,223	(9)	.43
John R. Trice	40,076	(10)	1.88
Robert T. VanHooser	7,452	(11)	.35

Named Executive Officers
Gary Whitaker	4,553	(12)	.21
Larry Squires	723	(13)	.00

Executive Officers and Directors as a group (20 persons)	327,133		15.33

(1)	The address for each of the directors and executive officers set forth in the table above is 623 West Main Street, Lebanon, Tennessee 37087.

(2)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3)	Includes 1,619 shares held by or on behalf of Mr. J. Bell’s children and/or other dependents.

(4)	Messrs. Clemons and Richerson are also Named Executive Officers.

(5)	Includes 2,292 shares held by or on behalf of Mr. Clemons’ children and/or other dependents, 497 shares held by Mr. Clemons’ wife, 1,200 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan and 13,090 shares held by the Clemons Family Limited Partnership.

(6)	Includes 2,628 shares held by or on behalf of Mr. Comer’s children and/or other dependents.

(7)	Includes 465 shares held by or on behalf of Mr. Franklin’s children and/or other dependents.

(8)	Includes 10,946 shares held by Mr. H. Patton’s wife.

(9)	Includes 800 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

(10)	Includes 8,999 shares held as trustee by Mr. Trice.

(11)	Includes 5,182 shares held jointly by Mr. VanHooser’s wife and children.

(12)	Includes 400 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

(13)	Includes 400 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

ITEM 1 — ELECTION OF DIRECTORS

     Directors are elected each year to hold office until the next Annual Meeting and until their successors are duly elected and qualified. The Company’s by-laws provide for a minimum of five and maximum of fifteen directors, the exact number to be set by the Company’s Board of Directors. The Company’s Board of Directors has nominated thirteen individuals to stand for election at the 2003 Annual Meeting. Proxies may not be voted for a greater number of directors than thirteen.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. All the nominees currently are serving as directors of the Company. While the Company’s Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company’s current Board of Directors.

Information Concerning Directors

The following table contains certain information concerning the nominees, which information has been furnished to the Company by the individuals named.

			Current Position; Business
			Experience During Past
Nominee	Age	Director Since	Five Years (1)

Charles Bell (2) (4)	64	1993	Director; Consultant (1995-Present) and President (until 1995) — Lebanon Aluminum Products, Inc.
Jack W. Bell (2) (5)	44	1987	Director; Owner — Jack W. Bell Builders, Inc.; Vice President of Operations — Lebanon Aluminum Products, Inc. (until 1995)
Mackey Bentley	58	1987	Director; President — Bentley’s Electric Company, Inc.
J. Randall Clemons(4)(5)	50	1987	President, Chief Executive Officer and Director of the Company (since 1992); Chairman (since 2002), Chief Executive Officer and Director of the Bank
James F. Comer (4)	44	1996	Director; Owner — Comer Farms; Vice President — Lending and Account Executive of Farm Credit Services of America (1980 - 1995)
Jerry L. Franklin	65	1987	Director; Owner as franchisee of Ponderosa Restaurants
John B. Freeman	65	1987	Director, Retired Businessman; Chairman — Auto Parts and Service Company, Inc. (until 2000)
Marshall Griffith	64	1987	Director; Businessman — Evergreen Company; Senior Vice President — Fidelity Federal Savings and Loan of Nashville, Tennessee prior thereto
Harold R. Patton (3)	67	1987	Director; Retired; General Manager — Wilson Farmers’ Cooperative prior thereto
James Anthony Patton (3)	42	1987	Director; Co-Owner — Container Service, Inc; Salesman — Custom Packaging, Incorporated prior to 2001
H. Elmer Richerson	50	1998	Vice President and Director of the Company; President of the Bank (since 2002); Vice President of the Bank from 1989 until 1994; Executive Vice President of the Bank 1994 - 2002
John R. Trice (5)	70	1991	Director (Chairman of the Company’s Board of Directors); Owner — Trice Appraisal Services
Robert T. VanHooser, Jr. (5)	73	1991	Director; Retired Business Development Officer — Wilson Bank and Trust 1991 - 96; President and CEO of Lebanon Bank, Lebanon, TN prior thereto

(1)	All directors serve on the Boards of Directors of the Company and the Bank.

(2)	Charles Bell is the father of Jack W. Bell.

(3)	Harold R. Patton is the father of James Anthony Patton.

(4)	Messrs. C. Bell, Clemons and Comer serve on the Board of Directors of CBSC.

(5)	Messrs. J. Bell, Clemons, Trice and VanHooser serve on the Board of Directors of DCB.

Description of the Board and Committees of the Board

     The Company does not have an executive compensation or nominating committee. The Board of Directors of the Company also serves as the Board of Directors of the Bank. The Board of Directors of the Company and the Board of Directors of the Bank, based upon recommendations by the Personnel Committee, establish general compensation policies and programs for the Company and the Bank and determine annually the compensation to be paid to Company and Bank employees, including executive officers. The Boards of Directors of the Company and the Bank also act as a nominating committee for directors and officers of the Company and the Bank by developing general criteria concerning the qualifications and selection of directors and officers (including recommendations made by shareholders of the Company) and recommending candidates for such positions. Shareholder recommendations must be in writing to the attention of the Board of Directors and describe reasons why the shareholder finds the recommended person to be a qualified candidate.

     The Board of Directors of the Company has no standing committees. The Board of Directors of the Bank has ten standing committees consisting of the Audit, Executive, Personnel, Finance, Marketing, Building, Investment, Long Range Planning, Data Processing, and Trust Committees. The Chairman of the Board of Directors of the Bank (Mr. Clemons) and Mr. Richerson are members of all of the committees with the exception that Mr. Clemons and Mr. Richerson are not on the Personnel Committee or the Audit Committee. The members of each committee are generally appointed in May of each year, and serve until the following May. Therefore, the committee members identified below may not have been on each identified committee for the entire 2002 fiscal year. Unless otherwise provided below, the members identified below are the current members of the applicable committees.

     Audit Committee. The Company does not have an Audit Committee. The Bank, however, does have an Audit Committee, composed of Messrs. C. Bell, Franklin and VanHooser with Mr. Griffith serving as Chairman. The Audit Committee reviews annual and interim reports of the independent auditors and provides advice and assistance regarding the accounting, auditing and financial reporting practices of the Company and the Bank. The Audit Committee does not have a written charter. All of the Audit Committee’s members are independent under the current listing standards of the New York Stock Exchange. The Audit Committee held five meetings during 2002.

     Executive Committee. The Executive Committee is composed of Messrs. C. Bell, Trice and VanHooser with Mr. Bentley serving as Chairman. The Executive Committee reviews corporate activities, makes recommendations to the Board of Directors on policy matters and makes executive decisions on matters that do not require a meeting of the full Board of Directors. The Executive Committee held eleven meetings during 2002.

     Personnel Committee. The Personnel Committee, composed of Messrs. VanHooser, Freeman and J.A. Patton with Mr. J. Bell serving as Chairman, considers and recommends to the Board of Directors the salaries of all Bank personnel. This committee held four meetings during 2002.

     Finance Committee. The Finance Committee is the credit review board of the Bank. This committee reviews loan applications meeting certain criteria and approves those found creditworthy. In addition, this committee reviews all loans that are funded. The committee is comprised of seven permanent members, Messrs. C. Bell, J. Bell, Bentley, Comer, Griffith and VanHooser with Mr. H. Patton serving as Chairman. Serving as “temporary members” of the committee in 2002 were Messrs. J.A. Patton, Franklin and Freeman. In addition, Mr. Trice served as an advisory member for the entire fiscal year. The Finance Committee held seventeen meetings during 2002.

     Marketing Committee. The Marketing Committee is composed of Messrs. Franklin, H. Patton and Trice with Mr. J.A. Patton serving as Chairman. The Marketing Committee recommends the direction of the marketing efforts of the Company and the Bank. This committee held four meetings during 2002.

     Building Committee. The Building Committee is composed of Messrs. J. Bell, Bentley, Griffith and J.A. Patton with Mr. Freeman serving as Chairman. This committee makes recommendations to the Company’s and the Bank’s Boards of Directors on the immediate and future building needs of the Company and the Bank. This committee held four meetings during 2002.

     Investment Committee. The Investment Committee is composed of Messrs. C. Bell, Comer and H. Patton with Mr. Trice serving as Chairman. The Investment Committee reviews and directs the investment portfolio of the Bank. This committee held six meetings during 2002.

     Long Range Planning Committee. The Long Range Planning Committee is composed of Messrs. J. Bell, Freeman, H. Patton and VanHooser with Mr. Comer serving as Chairman. This committee explores strategic opportunities available to the Company and recommends the direction the Company should take on these matters. This committee held two meetings in 2002.

     Data Processing Committee. The Data Processing Committee is composed of Messrs. Comer, J.A. Patton and Richerson with Mr. Franklin serving as Chairman. The Data Processing Committee reviews the computer hardware and software needs of the Company and makes recommendations regarding purchases thereof to the Board of Directors. This committee held four meetings during 2002.

     Trust Committee. The Trust Committee, composed of Messrs. J. Bell, Comer and Griffith with Mr. C. Bell serving as Chairman, is charged with the oversight of the Bank’s trust activities. This committee held five meetings during 2002.

     During the fiscal year ended December 31, 2002, the Board of Directors of the Bank held seventeen meetings while the Board of Directors of the Company met fifteen times. Each director attended more than 90% of the aggregate number of meetings of both the Bank’s and the Company’s Boards of Directors and the committees on which such director served.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company’s review of the copies of such forms and written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

ITEM 2 — RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Maggart & Associates, P.C. to serve as independent auditors for the current fiscal year upon the recommendation of the Audit Committee, and the shareholders are requested to ratify this appointment. Maggart & Associates, P.C. has served in this capacity for the Company since 1987. A representative of Maggart & Associates is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Shareholders should recognize that the ratification of the appointment of Maggart & Associates, P.C. does not preclude the Audit Committee from subsequently determining to change independent auditors if it determines such action to be in the best interest of the Company.

     Fees Billed to the Company by Maggart & Associates, P.C. During 2002

     Audit Fees. The aggregate audit fees billed to the Company by Maggart & Associates, P.C. during 2002 for professional services rendered in the audit of the Company’s annual financial statements and in the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $98,962.00.

     Financial Information Systems Design and Implementation Fees. Maggart & Associates billed no fees to the Company during 2002 for professional services relating to financial information systems design and implementation.

     All Other Fees. The aggregate fees billed to the Company by Maggart & Associates, P.C. during 2002 for all other services rendered to the Company, including tax related services but excluding audit fees and financial information systems design and implementation fees, totaled $18,000.00.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAGGART & ASSOCIATES, P.C. AS THE COMPANY’S INDEPENDENT AUDITORS.

ITEM 3 — OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides information as to annual, long-term or other compensation during fiscal years 2002, 2001, and 2000 for Mr. Clemons, the Company’s Chief Executive Officer, Mr. Richerson, the Bank’s President, Gary Whitaker, the Bank’s Senior Vice President, and Larry Squires, the Bank’s Senior Vice President, the only executive officers of the Company or the Bank with total annual salary and bonus over $100,000 for the year ended December 31, 2002.

	Annual Compensation
				All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation (2)

J. Randall Clemons,	2002	$228,502	$136,000	$46,922
President and Chief	2001	213,533	106,000	40,421
Executive Officer of	2000	201,465	86,000	25,780
the Company and the Bank

H. Elmer Richerson,	2002	$170,130	$68,000	31,991
President of the Bank	2001	156,000	53,000	27,461
	2000	150,000	43,000	22,122

Gary Whitaker,	2002	$131,270	12,660	17,506
Senior Vice President	2001	124,126	10,000	15,727
of the Bank	2000	115,089	6,119	14,781

Larry Squires,	2002	$98,483	$11,448	14,370
Senior Vice President	2001	95,585	8,910	12,738
of the Bank	2000	87,203	4,854	12,399

(1)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

(2)	Represents for fiscal years 2002, 2001 and 2000, respectively, (i) the Company’s matching grants under the Company’s 401(k)/profit sharing plan in the amounts of $19,200, $16,421 and $16,288 for Mr. Clemons; $19,200, $16,421 and $16,218 for Mr. Richerson; $13,817, $12,955 and $11,613 for Mr. Whitaker; and $9,234, $7,743 and $7,579 for Mr. Squires; and (ii) accruals by the Company with respect to the Company’s obligations under the Executive Salary Continuation Agreements described below in the amounts of $27,722, $24,000 and $9,492 for Mr. Clemons; $12,791, $11,040 and $5,904 for Mr. Richerson; $3,689, $2,772 and $3,168 for Mr. Whitaker; and $5,136, $3,504 and $4,656 for Mr. Squires.

Option Grants in 2002

     The Company granted no options to its named executive officers in 2002.

Aggregate Option Exercises During 2002 and Fiscal Year End Option Values

     The following table provides information related to options exercised by the named executive officers during the 2002 fiscal year and the number and value of options held at fiscal year end. The Company has not issued stock appreciation rights or warrants to its executive officers.

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options at
	on		Options(#)		Fiscal Year End ($)(1)
	Exercise	Value
Name	(#)(2)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

J. Randall Clemons	—	—	1200	2800	$15,516	$36,204
H. Elmer Richerson	—	—	800	1,866	$10,344	$24,127
Gary Whitaker	—	—	400	934	$5,172	$12,076
Larry Squires	—	—	400	934	$5,172	$12,076

(1)	The closing price for the common stock as of December 31, 2002 was $43.50. Value is calculated on the basis of the difference between the option exercise price and $43.50 multiplied by the number of shares of Common Stock underlying the option.

(2)	The named executive officers did not exercise any stock options during 2002.

Executive Salary Continuation Agreements

     The Company has entered into Executive Salary Continuation Agreements with certain of its senior executive officers, including Messrs. Clemons, Richerson, Whitaker and Squires, pursuant to which each such executive officer (or his or her beneficiaries) are entitled, if certain performance targets for the Bank are met, to receive annual payments for 15 years, upon retirement at age 65 or, if sooner, the death or disability of such executive officer. In the event that the executive officer resigns or is terminated without cause prior to age 65, he or she is entitled to receive the vested portion of such benefits, with vesting occurring at the rate of 6%, 6%, 6% and 6% per year from March 30, 1995, March 30, 1995, March 16, 1998 and August 21, 1996 for each of Messrs. Clemons, Richerson, Whitaker and Squires, respectively, if the required performance targets are met. As of December 31, 2002, Messrs. Clemons, Richerson, Whitaker and Squires were vested 36%, 36%, 18% and 30%, respectively. The performance target for each agreement is average return on assets for the Bank over the vesting period for each executive officer, as follows: 1.0% or better (100% of vested benefit); .9-.99% (90%); ..8-.89% (80%); .7-.79% (70%) and below .7%, no benefit.

     The amounts paid to a named executive officer are dependent on the then current compensation for each such person at the time of retirement or termination and will also be reduced by a percentage of social security payments and 401(k) benefits paid to the named executive officer during the time when the benefits are being paid and, as such, cannot be calculated with certainty at this time. By way of example, if a named executive officer is employed by the Company for a period of 10 years and the average return on assets in each of those ten years is 0.99, then the named executive officer would be entitled to receive fifty-four percent (54%) of his or her then current salary at termination, less (i) fifty percent of social security benefits paid to the named executive officer and (ii) one hundred percent of the employer contributed 401(k) benefits paid to the named executive officer.

     Payment of the benefits is contingent on the executive officer not competing with the Bank for three years after termination of employment. In the event there is a change in control of the Bank or the Company, the benefits become fully vested without regard to the performance target or the non-competition agreement. A “change in control” is the acquisition of 50% or more of the shares of the Bank or the Company, or a merger, consolidation or similar transaction involving the Bank or the Company, or the cessation by either of their business activities or existence.

DIRECTORS’ COMPENSATION

     Each of the Company’s directors is elected at the Annual Meeting and serves until the next Annual Meeting and until his successor has been duly elected and qualified. The Board of Directors of the Company also serves as the Board of Directors of the Bank. In 2002, each director received $1,800 per month for his services as a director of the Company and $1,500 per month for his services as a director of the Bank and member of the various committees on which he serves. In addition, fees of $1,950 and $1,416 were paid to each of the directors of the Company and the directors of the Bank, respectively, for attendance at Company and Bank planning retreats held during 2002.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions with respect to compensation of the Company’s and the Bank’s executive officers, including the Chief Executive Officer and the other named executive officers, for fiscal year 2002 were made by the Board of Directors of the Bank based upon recommendations by the Personnel Committee. Compensation of executive officers consists of a base salary, an annual bonus and matching and profit-sharing contributions under the Company’s 401(k) plan (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the Bank or Company). No member of the Personnel Committee served as an officer or employee of the Company or of any of its subsidiaries during 2002.

     The overarching policy of the Personnel Committee and the Board of Directors in determining executive compensation, including the compensation of the Chief Executive Officer, is to attract and retain the highest quality talent to lead the Company and to reward key executives based upon their individual performance and the performance of the Bank and the Company. The Personnel Committee believes that providing incentives to and rewarding the performance of the Company’s executive officers enhances the profitability of the Company.

     In recommending the 2002 base salary of J. Randall Clemons, the Company’s and the Bank’s Chief Executive Officer, the Personnel Committee reviewed a Tennessee Banking Association (“TBA”) 2001 survey of compensation levels for Chief Executive Officers of Middle Tennessee banks or bank holding companies with assets of $500 — 1 billion. Decisions regarding compensation were made in view of these sources of information with the intent to compensate the Chief Executive Officer with a comparable base salary.

     The Personnel Committee further considered the Bank’s and the Company’s overall financial performance in 2001 in recommending Mr. Clemons’ base salary (including asset quality and growth, net income, earnings per share and return on equity compared to the previous year). For example, total assets for fiscal year 2001 for the Company increased 12.7% compared with 2000, net income increased 33.4% and earnings per share increased 25% compared with 2000. Mr. Clemons’ base salary was increased 7.0% for the 2002 fiscal year. Notwithstanding disclosure of certain performance measures in this paragraph, the Personnel Committee’s recommendations concerning Mr. Clemons’ base salary were not based upon the attainment of any specific quantitative performance objectives.

     The base salary for Mr. Richerson, Mr. Whitaker and Mr. Squires were based on similar criteria and considerations.

     Executive officers are eligible for an annual cash bonus pursuant to a formula determined by the Board of Directors that is based upon the Company’s net income for the fiscal year. In 2002, Mr. Clemons was eligible for, and received, $6,000 for the first $1.25 million of net income earned by the Company and $5,000 for each additional $250,000 of net income earned. Mr. Richerson was eligible for, and received, $3,000 for the first $1.25 million of net income earned by the Company and $2,500 for each additional $250,000 of net income earned. Mr. Whitaker and Mr. Squires were eligible for, and received, a bonus determined by the return of assets performance of the Bank which bonus was calculated on a basis consistent with the Bank’s other employees.

     Employees, including executive officers, also receive a matching grant of $.35 from the Company for each one dollar ($1) up to a maximum of 6% of the amount contributed each year by the employee to his or her 401(k) account. No employee is entitled to contribute more than $11,000. The Company contributes additional funds into each employee’s 401(k) account under a profit-sharing arrangement based upon each employee’s base salary as a percentage of the Company’s total payroll.

     The compensation levels for fiscal year 2002 for members of management other than Mr. Richerson, Mr. Clemons, Mr. Whitaker and Mr. Squires were established by the Personnel Committee based upon the recommendation of the Company’s Chief Executive Officer, J. Randall Clemons. Mr. Clemons’ recommendations regarding these salaries were based on considerations and criteria similar to those described above.

Jack W. Bell, Chairman	John Freeman
James Anthony Patton	Robert VanHooser

     The foregoing report of the Personnel Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT FOR 2002

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC .

Marshall Griffith, Chairman	Charles Bell
Robert T. VanHooser, Jr.	Jerry Franklin

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Personnel Committee Interlocks and Insider Participation

     During fiscal 2002, the Personnel Committee of the Board of Directors of the Bank was composed of Messrs. Freeman, J.A. Patton and VanHooser with Mr. J. Bell serving as Chairman. With the exception of Mr. VanHooser who was an officer of the Bank until 1996, none of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. There are no relationships among the Company’s executive officers, members of the Personnel Committee or entities whose executives serve on the Board of Directors or the Personnel Committee that require disclosure under applicable regulations of the SEC. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

Certain Relationships and Related Transactions

     Some directors and principal officers of the Company at present, as in the past, are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Bank are at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features.

     During 2002, John R. Trice Appraisals, Inc. was paid an aggregate of $313,950 for 993 appraisals and inspections performed in connection with loans originated by the Bank. This company is owned by John R. Trice, a director of the Company and the Bank. The payments made by the Bank were reimbursed in full by the persons and/or entities whose properties were appraised.

Shareholder Return Performance Graph

     The following graph compares the percentage change in the unaudited total return on the Company’s Common Stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company’s Independent Bank Index between December 31, 1997 and December 31, 2002. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 at December 31, 1997 and that all dividends were reinvested.

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

	1997	1998	1999	2000	2001	2002

WILSON BANK HOLDING COMPANY	100	112	138	157	176	202
INDEPENDENT BANK INDEX	100	113	105	97	113	141
NASDAQ INDEX	100	141	252	157	125	86

SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS

     Shareholders intending to submit proposals for presentation at the next Annual Meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to J. Randall Clemons, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087. Proposals must be in writing and must be received by the Company prior to November 14, 2003 in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2003 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

     For any other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder must forward such proposal to Mr. Clemons at the Company’s main office (listed above) prior to January 29, 2004.

GENERAL

     In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation other than their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons and may reimburse them for their reasonable out-of-pocket expenses in connection therewith.

     The Company’s 2001 Annual Report is mailed herewith. A shareholder may obtain a copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2002 without charge by writing to Becky Taylor, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087.

By order of the Board of Directors,

/s/ Jerry L. Franklin

Jerry L. Franklin Secretary

Lebanon, Tennessee
March 14, 2003

Form of Proxy

WILSON BANK HOLDING COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     This proxy is solicited upon behalf of the Board of Directors for the Annual Meeting to be held on April 8, 2003.

     The undersigned hereby appoints Harold R. Patton and Mackey Bentley, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Wilson Bank Holding Company, held by the undersigned on March 1, 2003 at the Annual Meeting of Shareholders to be held Tuesday, April 8, 2003, at 7:00 p.m. (CST), at the main office of Wilson Bank and Trust located at 623 West Main Street, Lebanon, Tennessee 37087, and any adjournment(s) thereof.

1. ELECTION OF DIRECTORS

      FOR all nominees (except as marked to the contrary below)

Charles Bell Jack W. Bell Mackey Bentley J. Randall Clemons	James F. Comer Jerry L. Franklin John B. Freeman	Marshall Griffith Harold R. Patton James Anthony Patton	H. Elmer Richerson John R. Trice Robert T. VanHooser, Jr.

      Withhold authority to vote for all thirteen nominees;

      Withhold authority to vote for the following nominee(s), write that nominee’s name on the line below:

_______________________________________________________

2. RATIFICATION OF THE APPOINTMENT OF MAGGART & ASSOCIATES, P.C. AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Signature	Date

Signature (if held jointly)	Date

     Please sign exactly as your name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by an authorized person.

BE SURE TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
IN THE ADDRESSED POSTAGE PAID ENVELOPE PROVIDED